                                                                   EXHIBIT 10.30


                     MAC FRUGAL'S BARGAINS o CLOSE-OUTS INC.
                             STOCK OPTION AGREEMENT

                 THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between MacFrugal's Bargains o Close-outs Inc., a Delaware corporation (the "Company"), and _________ ("Optionee").

                 WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") and the Board of Directors of the Company (the "Board") have approved the grant to Optionee of an option to purchase shares of the common stock, par value $0.2778 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 1. Grant of Option; Certain Terms and Conditions. Subject to and upon all of the terms and conditions of this Agreement, the Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant set forth below, an option (the "Option") to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the exercise price per share indicated below. The Exercise Price indicated below is the closing price for shares of the Common Stock quoted on the New York Stock Exchange on the Date of Grant. Unless the Option earlier terminates as provided in this Agreement, the Option expires at 5:00 p.m. (local time at the Company's executive offices) on the Expiration Date indicated below. Notwithstanding anything else contained in this Agreement to the contrary with the sole exception of Paragraph 2(b) below to which this sentence is subject, the Option shall not vest and/or become exercisable with respect to any Option Shares whatsoever until the third (3rd) anniversary of the Date of Grant at which time the Option shall vest in full and become exercisable with respect to all Option Shares but only if Optionee is a member of the Board on the third
(3rd) anniversary of the Date of Grant.

                 Date of Grant:                             ______________

                 Option Shares:                             50,000

                 Exercise Price per Share:                  $_____

                 Expiration Date:                           ______________

The Option is not intended to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended.

                 2.       Acceleration and Termination.

                          (a)     Termination of Position.  The Option shall
automatically and immediately terminate in the event Optionee's relationship with the Company as a member of its Board terminates prior to the third (3rd) anniversary of the Date of Grant for no reason or for any reason. If Optionee's relationship with the Company as a member of its Board is terminated on or subsequent to the third (3rd) anniversary of the Date of Grant for no reason or for any reason, then the Option shall terminate upon the earlier of the Expiration Date or the close of business on the ninetieth (90th) day following the date of such termination; provided, however, that (i) if the termination of such relationship is caused by the total disability of Optionee, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such termination; and (ii) if the termination of such relationship is caused by the death of Optionee, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such death. Notwithstanding the foregoing, the Board may terminate the Option effective as of the date of such termination if it determines, in its sole discretion, that such termination was caused, in whole or in part, by
(1) Optionee's refusal to perform his duties, (2) gross or willful misconduct of Optionee that was materially harmful to the Company or any of its subsidiaries, or (3) Optionee's conviction of a crime of moral turpitude or a felony involving personal dishonesty.

                          (b)     Acceleration of Option.  Unless the Option
has sooner terminated or expired pursuant to any other provision of this Agreement, the Option shall fully, immediately and automatically vest and become exercisable with respect to all Option Shares in the event:

                                   (i) of a reorganization, merger or
consolidation of the Company as a result of which the outstanding securities of the class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company or by an entity which is wholly-owned by the Company immediately prior to such transaction; or

                                  (ii) any "person" (as defined in Section
13(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities; or

                                   (iii) of a sale of substantially all of the
property and assets of the Company.

                 3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then the Board shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter or thereupon be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

                 4.       Exercise.

                          (a)     Exercise Notice.  The Option shall be
exercisable during Optionee's lifetime only by Optionee or by his guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which Exercise Notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or check payable to the Company.

                          (b)  Regulation T.  If Optionee shall deliver to the
Company a duly executed copy of such Exercise Notice and, in accordance with
Section 220.3(e)(4) of Regulation T promulgated under the 1934 Act, a duplicate copy of duly executed, irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount from the proceeds of a sale of or loan secured by such Purchased Shares, the Company shall promptly confirm to such broker in writing that the Company shall issue and deliver such Purchased Shares to the person or entity specified in such Exercise Notice promptly upon the receipt by the Company of such aggregate Exercise Price in cash or other immediately available funds.

                 5.       Payment of Withholding Taxes.

                          (a)  If the Company is obligated by law to withhold
any amounts on account of any federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state or other income tax or any F.I.C.A., state disability insurance tax or other employment tax (such amounts being referred to herein collectively as the "Withholding Liability"), Optionee shall, on the first date upon which the Company becomes obligated to pay the Withholding Liability to the appropriate taxing authority (the "Withholding Payment Date") and as a condition precedent to the issuance of any Option Shares, pay the Withholding Liability to the Company in full in cash or by check.

                          (b)     The Board may adopt such rules and
regulations as are consistent with and necessary to implement the foregoing. The Board may permit Optionee to pay Withholding Liability in excess of the minimum amount required by law, provided that the amount of withholding taxes so paid does not exceed the estimated total federal, state and local tax liability of Optionee attributable to such exercise.

                 6. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary contained in this

Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

                 7. Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or by the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

                 8. Notices. Any notice or communication given pursuant hereto shall be in writing and delivered personally or by mail, postage prepaid, addressed to Optionee at his then-current address, as indicated in the books and records of the Company, or addressed to the Company as follows:

                          MacFrugal's Bargains o Close-outs Inc.
                          2430 E. Del Amo Boulevard
                          Dominguez, CA 90220
                          Attention: Chief Executive Officer

or at such other address as either party hereto, by written notice to the other, shall designate from time to time. Any such notice or communication by Optionee shall be deemed given upon actual receipt by the Company. Any such notice or communication by the Company, if mailed, shall be deemed given when mailed.

                 9. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

                 10.      Rights to Remain a Director.  No provision of this

Agreement or of the Option granted hereunder shall (a) confer upon Optionee any right to continue his relationship with the Company as a member of the Board,
(b) affect the right of the Company to terminate such relationship of Optionee with the Company, with or without cause, or (c) confer upon Optionee any right to participate in any welfare or benefit plan or other program of the Company or any of its subsidiaries.

                 11. Applicable Law. This Agreement and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

                 IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

                     MacFrugal's Bargains o Close-outs Inc.


                                           By: _________________________
                                               Philip L. Carter
                                               Chief Executive Officer

                                           Optionee


                                           _____________________________